Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-174200, 333-174201, 333-174202, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-33330, 333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-34599, 333-27109, and 333-18963) on Form S-3 and Form S-8 of Cadence Design Systems, Inc. (the Company) of our reports dated February 23, 2012, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of December 31, 2011 and January 1, 2011, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Cadence Design Systems, Inc.

Our report on the consolidated financial statements refers to changes in the accounting for multiple element revenue transactions in fiscal 2011, resulting from the adoption of new accounting pronouncements.

/s/ KPMG LLP

Santa Clara, California

February 23, 2012